                                                                     EXHIBIT 1.2

                                                   [Name of Selling Stockholder]


                             KENSEY NASH CORPORATION

                         Public Offering of Common Stock

              Irrevocable Power of Attorney of Selling Stockholder


     The undersigned stockholder of Kensey Nash Corporation, a Delaware corporation (the "Company"), understands that it is contemplated that the undersigned and certain other stockholders of the Company (the undersigned and such other stockholders being hereinafter referred to as the "Selling Stockholders") will sell shares of common stock, par value $.001 per share (the "Common Stock"), of the Company to the underwriters named in the Underwriting Agreement referred to below (hereinafter collectively referred to as the "Underwriters"), and who propose to offer such shares to the public. The undersigned also understands that, in connection with such offering, the Company filed a registration statement on Form S-3 with the Securities and Exchange Commission (the "Commission") and has filed or may file one or more amendments thereto to register the shares to be offered under the Securities Act of 1933, as amended (the "Securities Act").

     Concurrently with the execution and delivery of this Power of Attorney, the undersigned is also executing and delivering a Letter of Transmittal and Custody Agreement pursuant to which certificates for at least the number of shares of Common Stock of the Company set forth opposite the name of the undersigned at the end of this instrument are being deposited with StockTrans, Inc., as custodian (the "Custodian").

     1. In connection with the foregoing, the undersigned hereby irrevocably appoints [Joseph W. Kaufmann] and ___________ or, any of them, acting singly the attorneys-in-fact (the "Attorneys-in-Fact") of the undersigned, with full power and authority in the name of and for and on behalf of the undersigned:

     (a) To sell to the Underwriters, pursuant to the Underwriting Agreement referred to in subparagraph (b) below, up to the number of shares of Common Stock of the Company set forth opposite the name of the undersigned at the end of this instrument and represented by the certificate(s) deposited by the undersigned with the Custodian, or such lesser number as the Attorneys-in-Fact, or any of them, in their sole discretion may determine, at a purchase price per share to be paid by the Underwriters as the Attorneys-in-Fact, or any of them, in their sole discretion shall determine; provided, however, that the purchase price per share to be paid by the Underwriters for the account of the undersigned shall equal the purchase price per share to be paid by the Underwriters for the account of the Company and the other Selling Stockholders pursuant to the Underwriting Agreement hereinafter referred to;

     (b) For the purpose of effecting such sale, to execute and deliver an underwriting agreement (the "Underwriting Agreement") among the Company, the Selling Stockholders and the Underwriters containing such terms and conditions as the Attorneys-in-Fact, or any of them, in their sole discretion shall determine, including, but not limited to, the purchase price per share to be paid by the Underwriters, provisions concerning the public offering of such shares by the Underwriters and provisions restricting the undersigned from selling or otherwise disposing of any shares of Common Stock (other than those sold pursuant to the Underwriting Agreement), or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of _____ [90][360] days after the date of the Prospectus, without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, and to endorse (in blank or otherwise) on behalf of the undersigned the certificate or certificates representing the shares to be sold by the undersigned, or a stock power or powers attached to such certificate or certificates;

     (c) To give such orders and instructions to the Custodian as the Attorneys-in-Fact, or any of them, in their sole discretion may determine, with respect to: (i) the transfer on the books of the Company of the shares of Common Stock to be sold by the undersigned to the Underwriters in order to effect such sale (including the names in which new certificates for such shares are to be issued and the denominations thereof); (ii) the delivery to or for the account of the Underwriters of the certificates for such shares against receipt by the Custodian of the purchase price to be paid therefor; (iii) the remittance to the undersigned of the proceeds from the sale of the shares to be sold by the undersigned; and (iv) the return to the undersigned of new certificates representing the number of shares of Common Stock, if any, represented by certificates deposited with the Custodian that are in excess of the number of shares to be sold by the undersigned to the Underwriters;

     (d) To represent to the Commission that the undersigned is selling the shares of Common Stock owned by him or it for the purpose of realizing profit upon or diversifying the investment of the undersigned or for both reasons; and

     (e) To make, execute, acknowledge, and deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates, letters and other writings, including communications to the Commission and amendments to the Underwriting Agreement, and in general to do all things and to take all action, which the Attorneys-in-Fact, or any of them, in their sole discretion may consider necessary or desirable in connection with or to carry out the aforesaid sale of shares to the Underwriters as contemplated by the Underwriting Agreement; as fully as could the undersigned if personally present and acting.

     2. This Power of Attorney and all authority conferred hereby are granted and conferred subject to the interests of the Underwriters, the Company and the other Selling Stockholders, and in consideration of those interests, and for the purpose of completing the transactions contemplated by the Underwriting Agreement and this Power of Attorney, this Power of Attorney and all authority conferred hereby shall be irrevocable and shall not be terminated by the undersigned or by operation of law, whether by the death or incapacity of the undersigned or the occurrence of any other event (including, without limitation, the termination of any trust or estate or custodianship for which the undersigned is acting as fiduciary or the death or incapacity of any trustee or trustees or any executor or executors or administrator or administrators or any custodian or custodians, respectively, of such trust or estate or custodianship). If the undersigned should die or become incapacitated, or if any other such event shall occur, before the delivery of the shares to be sold by the undersigned under the Underwriting Agreement, certificates for such shares shall be delivered by or on behalf of the undersigned in accordance with the terms and conditions of the Underwriting Agreement and the Letter of Transmittal and Custody Agreement executed by the undersigned, and actions taken by the Attorneys-in-Fact, or any of them, pursuant to this Power of Attorney shall be as valid as if such death or incapacity or other event had not occurred, regardless of whether or not the Custodian or the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, or other event.

     Notwithstanding the foregoing, if all of the transactions contemplated by the Underwriting Agreement and this Power of Attorney are not completed prior to [June 30], 2000, then from and after such date the undersigned shall have the power, by giving written notice to the Attorneys-in-Fact, in care of the Custodian, to terminate this Power of Attorney, subject, however, to all lawful action done or performed by the Attorneys-in-Fact, or any of them, pursuant to this Power of Attorney prior to the actual receipt of this notice.

     3. The undersigned represents, warrants, covenants to, and agrees with the Attorneys-in-Fact that:

     (a) No consent, approval, authorization, registration or qualification of or with any governmental authority is required for the execution and delivery by the undersigned of the Underwriting Agreement, this Power of Attorney and the Letter of Transmittal and Custody Agreement and the consummation by the undersigned of the transactions contemplated by the Underwriting Agreement in connection with the shares to be sold by the undersigned, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the shares by the Underwriters;

     (b) The sale of the shares to be sold by the undersigned pursuant to the Underwriting Agreement, this Power of Attorney, and the Letter of Transmittal and Custody

          Agreement, and the consummation of the transactions contemplated herein and therein, will not result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, or any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the undersigned is a party or by which the undersigned is bound, or any order, rule or regulation of any court or governmental authority having jurisdiction over the undersigned or the property of the undersigned;

     (c) The undersigned has full right to enter into the Underwriting Agreement, this Power of Attorney and the Letter of Transmittal and Custody Agreement and to sell, assign, transfer and deliver the shares to be sold by the undersigned pursuant to the Underwriting Agreement; and

     (d) The undersigned is the lawful owner of the shares to be sold by the undersigned pursuant to the Underwriting Agreement and, upon sale and delivery of, and payment for such shares pursuant to the Underwriting Agreement, the undersigned will convey good, valid and marketable title to such shares, free and clear of any security interests, liens, encumbrances, equities, claims or other defects.

     4. The undersigned ratifies all that the Attorneys-in-Fact, or any of them, shall do by virtue of this Power of Attorney. Any of the Attorneys-in-Fact may act on behalf of the Attorneys-in-Fact. Each Attorney-in-Fact shall be entitled to act and rely upon any statement, request, notice or instructions respecting this Power of Attorney given to it by the undersigned, not only as to the authorization, validity and effectiveness thereof, but also as to the truth and acceptability of any information therein contained.

     It is understood that each Attorney-in-Fact assumes no responsibility or liability to any person other than in accordance with the provisions hereof. Each Attorney-in-Fact makes no representations with respect to and shall have no responsibility for the Registration Statement, the Prospectus or any preliminary prospectus nor, except as herein expressly provided, for any aspect of the offering of Common Stock, and shall not be liable for any error of judgment or for any act done or omitted or for any mistake of fact or law except for his own gross negligence, bad faith or willful misconduct. The undersigned agrees to indemnify each Attorney-in-Fact for and to hold each Attorney-in-Fact harmless against any loss, claim, damage or liability incurred on his part arising out of or in connection with acting as the Attorney-in-Fact under this Power of Attorney, as well as the cost and expense of investigating and defending against any such loss, claim, damage or liability, except to the extent such loss, claim, damage or liability is due to the gross negligence, bad faith or willful misconduct of the Attorney-in-Fact seeking indemnification. The undersigned agrees that each Attorney-in-Fact may consult with counsel of his own choice (who may be counsel for the Company) and shall have full and complete authorization and protection for any action taken or suffered by him hereunder in good faith and in accordance with the opinion of such counsel.

     5. Counsel for the Selling Stockholders shall be entitled in connection with rendering any legal opinions required under the Underwriting Agreement to rely upon any representations, warranties or agreements made by the undersigned in this Power of Attorney or made on behalf of the undersigned by any Attorney-in-Fact in the Underwriting Agreement.

     6. THIS POWER OF ATTORNEY SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.


Dated:  April __, 2000.


Number of shares of Common
Stock to be sold:

_________________________


                                        [NAME OF SELLING STOCKHOLDER]


                                        ________________________________________
                                        Signature of Selling Stockholder*



* You should sign in exactly the same manner as the shares of Common Stock owned by you are registered.